                                                Executed in 6 Parts
                                              Counterpart No. (   )


                            NATIONAL EQUITY TRUST


                         TOP TEN PORTFOLIO SERIES 204


                          REFERENCE TRUST AGREEMENT


       This Reference Trust Agreement dated June 10, 1998 among Prudential Securities Incorporated, as Depositor and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "National Equity Trust Low Five Portfolio Series, Trust Indenture and Agreement" (the "Basic Agreement") dated April 25, 1995. Such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument (the "Indenture").


                               WITNESSETH THAT:

       In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:


                                   Part I.

                    STANDARD TERMS AND CONDITIONS OF TRUST


       Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that the Basic Agreement is hereby amended in the following manner:

  A. Article I, entitled "Definitions", paragraph 22, shall be amended as follows:

       "Trustee shall mean The Chase Manhattan Bank or any successor trustee appointed as hereinafter provided."

  B. Article II, entitled "Deposit of Securities; Acceptance of Trust", shall be amended as follows:

       The second sentence of Section 2.03 Issue of Units shall be amended by deleting the words "on any day on which the Depositor is the only Unit Holder."

  C. Article III, entitled "Administration of Trust", shall be amended as follows:

       (i) The first part of the first sentence of Section 3.01 Initial Costs shall be amended to substitute the following language before the phrase "provided, however":

            "With respect to the Trust, the cost of the preparation and printing of the Indenture, Registration Statement and other documents relating to the Trust, Federal and State registration fees and costs, the initial fees and expenses of the Trustee, legal and auditing expenses and other out-of-pocket organizational expenses, to the extent not borne by the Depositor, shall be paid by the Trust;"

            Section 3.01 shall be further amended to add the following language:

            "To the extent the funds in the Income and Principal Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this Section 3.01, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Income Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance on each Record Date from funds on hand in the Income Account or, to the extent funds are not available in such Account, from the Principal Account in the amount deemed to have accrued as of such Record Date as provided in the following sentence (less prior payments on account of such advances, if any), and the provisions of
            Section 6.04 with respect to the reimbursement of disbursements for Trust expenses, including, without limitation, the lien in favor of the Trustee therefor and the authority to sell Securities as needed to fund such reimbursement, shall apply to the payment of expenses and the amounts advanced pursuant to this Section. For the purposes of the preceding sentence and the addition provided in clause (a)(3) of Section 5.01, the expenses borne by the Trust pursuant to this Section shall be deemed to have been paid on the date of the Reference Trust Agreement and to accrue at a daily rate over the time period specified for their amortization provided in the Prospectus; provided, however, that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to, full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust. For purposes of calculating the accrual of organizational expenses under this Section 3.01, the Trustee shall rely on the written estimates of such expenses provided by the Depositor pursuant to Section 5.01."

      (ii) The third paragraph of Section 3.05 Distribution shall be amended to add the following sentence at the end thereof:

            "The Trustee shall make a special distribution of the cash balance in the Income and Principal accounts available for such distribution to Unit Holders of record on such dates as the Depositor shall direct."

     (iii) The second to the last paragraph of Section 3.08 Sale of Securities shall be amended to replace the word "equal" with the following phrase: "be sufficient to pay."

  D.   Article V, entitled "Trust Evaluation, Redemption, Transfer of Units,"
       Section 5.01 Trust Evaluation shall be amended as follows:

       (i) the second sentence of the first paragraph of Section 5.01 shall be amended by deleting the word "and" appearing at the end of subsection (a)(2) of such sentence and inserting the following after "(a)(3)": "amounts representing organizational expenses paid from the Trust less amounts representing accrued organizational expenses of the Trust, and (a)(4)."


      (ii)  The following shall be added at the end of the first paragraph of
            Section 5.01:

                 Until the Depositor has informed the Trustee that there will be no further deposits of Additional Securities pursuant to section 3.06, the Depositor shall provide the Trustee with written estimates of (i) the total organizational expenses to be borne by the Trust pursuant to Section 3.01 and (ii) the total number of Units to be issued in connection with the initial deposit and all anticipated deposits of Additional Securities. For purposes of calculating the value of the Trust and Unit Value, the Trustee shall treat all such anticipated expenses as having been paid and all liabilities therefor as having been incurred, and all Units as having been issued, in each case on the date of the Reference Trust Agreement, and, in connection with each such calculation, shall take into account a pro rata portion of such expense and liability based on the actual number of Units issued as of the date of such calculation. In the event the Trustee is informed by the Depositor of a revision in its estimate of total expenses or total Units and upon the conclusion of the deposit of Additional Securities, the Trustee shall base calculations made thereafter on such revised estimates or actual expenses, respectively, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

     (iii) The second paragraph of Section 5.01 shall be amended by replacing "(a)(3)" with "(a)(4)" in the first line.

  E. Reference to United States Trust Company of New York in its capacity as Trustee is replaced by the Chase Manhattan Bank throughout the Basic Agreement.


                                    Part II.


                      SPECIAL TERMS AND CONDITIONS OF TRUST


       The following special terms and conditions are hereby agreed to:


       A. The Trust is denominated National Equity Trust, Top Ten
  Portfolio Series 204.

       B. The Units of the Trust shall be subject to a deferred sales charge.

       C. The contracts for the purchase of common stock listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in Trust under this Indenture as of the date hereof.

       D. The term "Depositor" shall mean Prudential Securities Incorporated.

       E. The aggregate number of Units referred to in Sections 2.03 and 9.01 of the Basic Agreement is 500,000 as of the date hereof.

       F. A Unit of the Trust is hereby declared initially equal to 1/500,000th of the Trust.

       G. The term "First Settlement Date" shall mean June 16, 1998.

       H. The terms "Computation Day" and "Record Date" shall mean quarterly on the tenth day of September, December, March, and June commencing
  September 10, 1998.

       I. The term "Distribution Date" shall mean quarterly on the twenty-fifth day of September, December, March, and June commencing September 25, 1998 or as soon thereafter as possible.

       J. The term "Termination Date" shall mean June 23, 2000.

       K. The Trustee's Annual Fee shall be $0.79 (per 1,000 Units) for 100,000,000 and above units outstanding; $0.85 (per 1,000 Units) for 50,000,000 - 99,999,999 units outstanding; $0.91 (per 1,000 Units) for
  49,999,999 and below units outstanding. In calculating the Trustee's annual fee, the fee applicable to the number of units outstanding shall apply to all units outstanding.

       L. The Depositor's Portfolio supervisory service fee shall be $0.25 per 1,000 Units.

               [Signatures and acknowledgments on separate pages]

       The Schedule of Portfolio Securities in Part A of the prospectus included in this Registration Statement for National Equity Trust, Top Ten Portfolio Series 204 is hereby incorporated by reference herein as Schedule A hereto.